Exhibit 24

                                POWER OF ATTORNEY
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     The  undersigned,  a member  of the  Board of  Managers  or an  officer  of
MIDAMERICAN FUNDING, LLC, an Iowa limited liability company (the "Company"), hereby constitutes and appoints Douglas L. Anderson and Paul J. Leighton and each of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Company's Form 10-K Annual Report for the fiscal year ending December 31, 2001 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of March 26, 2002.

/s/ David L. Sokol                                     /s/ Gregory E. Abel
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DAVID L. SOKOL                                         GREGORY E. ABEL


/s/ Patrick J. Goodman                                 /s/ Delbert D. Weber
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PATRICK J. GOODMAN                                     DELBERT D. WEBER